Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Second Quarter 2006 Financial Results
FREMONT, Calif., July 24, 2006 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2006.
Net revenue for the second quarter of 2006 was $17.6 million versus net revenue of $13.2 million for the second quarter of 2005 and net revenue of $15.7 million for the first quarter of 2006. Net income was $1.2 million, or $0.05 per share (diluted), for the second quarter of 2006, compared with net income of $1.1 million, or $0.04 per share (diluted), for the second quarter of 2005 and net income of $0.5 million, or $0.02 per share (diluted), for the first quarter of 2006. Our second quarter results were favorably impacted by a change in our estimate of applicable foreign tax rates resulting in a net credit from income taxes of $822,000.
Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $2.2 million, or $0.09 per share (diluted), for the second quarter of 2006, compared to non-GAAP net income of $1.3 million, or $0.05 per share (diluted), for the second quarter of 2005.
“We are pleased with our second quarter financial results with both revenue and earnings in line with the guidance we gave in April,” said Volterra President and CEO Jeff Staszak. “Record sales for the quarter were driven by the continued strength in the server market where our customer’s new product ramps continue to build momentum. As this ramp continues, we believe we can achieve strong revenue growth for the remainder of the year.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial 800-218-8862 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2111. Investors should reference Volterra or reservation number 11066087. A webcast of the conference call also will be available from the Investor Section of the Company’s website at: http://www.volterra.com/.
A digital replay of the conference call will be available until midnight on Monday, July 31, 2006. To access the replay, investors should dial 800-405-2236 or 303-590-3000 and enter reservation number #11066087. A webcast of the conference call also will be available from the Investor section of the Company’s website at: www.volterra.com, until midnight on Monday, August 21, 2006.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; and (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue. Volterra’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra’s operations.
Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra’s operating results and financial condition in a manner that focuses on what management believes to be Volterra’s ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra’s industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended June 30, 2006 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain revenue growth or gross margin levels; risks that Volterra’s new products may not be able to be completed in a timely fashion or gain market acceptance; dependence on a limited number of products; risks that one or more of Volterra’s concentrated group of customers may reduce demand or price for Volterra’s products or a particular product; risks that Volterra may not be able to manage its growth; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry’s cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on May 10, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005
Net revenue	$17,580	$13,185	$33,232	$27,816
Cost of revenue*	8,834	5,351	16,544	11,756

Gross margin	8,746	7,834	16,688	16,060
Operating expenses:
Research and development*	5,965	4,102	11,143	7,727
Selling, general and administrative*	2,822	2,582	5,407	4,714

Total operating expenses	8,787	6,684	16,550	12,441

Income from operations	(41)	1,150	138	3,619

Interest and other income	483	288	968	540
Interest and other expense	(20)	(4)	(40)	(9)

Income before income taxes	422	1,434	1,066	4,150
Income tax benefit/(expense)	822	(303)	695	(710)

Net income	$1,244	$1,131	$1,761	$3,440

Basic net income per share	$0.05	$0.05	$0.07	$0.15

Shares used in computing basic net income per share	24,000	23,535	23,934	23,469

Diluted net income per share	$0.05	$0.04	$0.07	$0.13

Shares used in computing diluted net income per share	26,143	26,129	26,184	26,205

* Includes stock-based compensation expense as follows:
Cost of revenue	$69	$7	$133	$14
Research and development	590	73	1,232	121
Selling, general and administrative	269	64	764	128

Total stock-based compensation expense	$928	$144	$2,129	$263

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2006
	GAAP	Adjustments	Non-GAAP
Net revenue	$17,580	—	$17,580
Cost of revenue	8,834	(69)	8,765

Gross margin	8,746	69	8,815
Gross margin %	50%	—	50%
Operating expenses:
Research and development	5,965	(590)	5,375
Selling, general and administrative	2,822	(269)	2,553

Total operating expenses	8,787	(859)	7,928

Income from operations	(41)	928	887
Operating margin %	0%	5%	5%

Interest and other, net	463	—	463
Income tax benefit	822	57	879

Net income	$1,244	$985	$2,229

Basic net income per share	$0.05	$0.04	$0.09

Shares used in computing basic net income per share	24,000	24,000	24,000

Diluted net income per share	$0.05	$0.04	$0.09

Shares used in computing diluted net income per share	26,141	26,141	26,141

	Three Months Ended
	June 30, 2005
	GAAP	Adjustments	Non-GAAP
Net revenue	$13,185	—	$13,185
Cost of revenue	5,351	(7)	5,344

Gross margin	7,834	7	7,841
Gross margin %	59%	—	59%
Operating expenses:
Research and development	4,102	(73)	4,029
Selling, general and administrative	2,582	(64)	2,518

Total operating expenses	6,684	(137)	6,547

Income from operations	1,150	144	1,294
Operating margin %	9%	1%	10%

Interest and other income	284	—	284
Income tax expense	(303)	—	(303)

Net income	$1,131	$144	$1,275

Basic net income per share	$0.05	$—	$0.05

Shares used in computing basic net income per share	23,535	23,535	23,535

Diluted net income per share	$0.04	$0.01	$0.05

Shares used in computing diluted net income per share	26,129	26,129	26,129

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$34,691	$32,955
Short-term investments	10,010	14,952
Accounts receivable, net of allowances of $672 and $654, respectively	12,130	8,711
Inventory	7,453	4,283
Prepaid expenses and other current assets	1,458	1,091

Total current assets	65,742	61,992
Property and equipment, net	4,406	3,477
Other assets	70	34

Total assets	$70,218	$65,503

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,876	$4,267
Accrued liabilities	2,663	3,476

Total current liabilities	7,539	7,743
Commitments
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 24,096,758 and 23,585,590 shares issued and outstanding, respectively	24	24
Additional paid-in capital	99,196	96,227
Deferred stock-based compensation	—	(189)
Accumulated deficit	(36,541)	(38,302)

Total stockholders’ equity	62,679	57,760

Total liabilities and stockholders’ equity	$70,218	$65,503